Exhibit 23.5

CONSENT OF RIVERO, GORDIMER & COMPANY, P.A.

CONSENT OF INDEPENDENT AUDITOR

Rivero, Gordimer & Company, P.A. consents to the use in the Form S-3, Registration Statement Under the Securities Act of 1933, filed by Franchise Group, Inc. on May 21, 2020 as it may be amended, of our reports dated May 2, 2019 and May 8, 2018 relating to the consolidated financial statements of Buddy’s Newco, LLC and Subsidiaries as of and for the years ending December 31, 2018 and 2017, respectively.

/s/ RIVERO, GORDIMER & COMPANY, P.A.

Tampa, Florida

May 21, 2020